TD Commercial Banking Financial Restructuring Group 66 Wellington St. West TD Bank Tower, 12th Floor Toronto, Ontario M5K 1A2 Telephone No.: 416-983-4019

January 31, 2023

RENIN CANADA CORP.

RENIN US LLC

110 Walker Drive

Brampton, Ontario

L6T 4H6

Attention: Mr. Philip Orsino, President and Chief Executive Officer

RE: Fifth Amendment to the Loan Agreement

Dear Mr. Orsino,

The following amending agreement (this "Fifth Amendment") amends the terms and conditions of the credit facilities (the "Facilities" or the “Credit Facilities”) provided to the Borrower pursuant to the Loan Agreement dated October 22, 2020 (the “Original Agreement”), as amended by a first amending agreement dated July 13, 2021 (the “First Amendment”), a second amending agreement dated November 9, 2021 (the “Second Amendment”), a third amending agreement dated May 9, 2022 (the “Third Amendment”) and a fourth amending agreement dated December 30, 2022 (the “Fourth Amendment”) between the Bank and the Borrower (the Original Agreement as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment being referred to herein as the “Loan Agreement”).

BORROWER

RENIN CANADA CORP.          ("Borrower A" or "RENIN CA")

RENIN US LLC                         ("Borrower B" or "RENIN US")

(collectively referred to as the “Borrower” or the “Borrowers”)

GUARANTORS

RENIN HOLDINGS LLC         ("Guarantor A" or "HOLDINGS")

LENDER                                   The Toronto-Dominion Bank (the "Bank", the "Lender", "TD" or "TD Bank"), through its Commercial National Accounts branch, in Toronto, Ontario.

CREDIT LIMIT

1 (A) (B)          The Credit Limit for Facility 1 (A) (B) is hereby deleted in its entirety and replaced with the following:

“The lesser of:

i)

During the period beginning on the Fifth Amendment Effective Date until December 31, 2023 (the “Bulge Period”), an amount equal to USD$22,000,000 (or its CAD$ equivalent), and at all other times from January 1st, 2024 until the Maturity Date, an amount equal to USD$20,000,000 (or its CAD$ equivalent). In this Agreement, the “Fifth Amendment Effective Date” means the date on which the Fifth Amendment becomes effective in accordance with its terms.

AND

ii)	The total of:

a)

85% of the Receivable Value*, (net of discounts, rebates, over 90 day accounts, related party accounts and holdbacks) for Canadian and US companies with satisfactory Investment Grade credit ratings to the Bank, where “Investment Grade” refers to a company that maintains at least one rating of at least BBB-/Baa3 with S&P or Moody’s credit ratings services,

AND

b)	80% of the Receivable Value* (net of discounts, rebates, over 90 day accounts, related party accounts and holdbacks) for Canadian and US companies not included in paragraph a) above,

AND

c)     60% of the Inventory Value except that during the Bulge Period the amount calculated under this paragraph c) will not exceed USD$12,000,000 (or its CAD$ equivalent), and at all other times from January 1st, 2024 until the Maturity Date, the amount calculated under this paragraph c) will not exceed USD$10,000,000 (or its CAD$ equivalent). Inventory Value to include raw materials and finished goods and goods in transit (GIT)** (to a maximum of USD$5,000,000), and to be net of returned inventory, defective inventory, damaged goods, inventory held outside Canada & USA, obsolete inventory, unsaleable inventory, GIT in excess of the above maximum limit, Slow-Moving Inventory*** and the aggregate amount of under 30 days outstanding accounts payable owing to Inventory vendors. For clarity, Inventory Value to be held in a warehouse where the Bank holds a landlord waiver, otherwise a deduction of three (3) months’ rent will be taken.

*For greater certainty, Receivable Value is to exclude any trade accounts receivable which (i) have been financed by a third party, including those related to the Supplier Agreement between Lowes Companies, Inc. or its affiliates (“Lowes”), Citibank N.A. (“Citibank”) and the Renin Group (the “Lowes/Citibank Supplier Agreement”), or (ii) are subject to a purchase money security interest or other security interest in favour of Citibank or any other third party ranking in priority to TD’s security interest in such accounts receivable. Furthermore, for clarity, only those trade accounts receivable that are under 90 days from invoice date are included in Receivable Value.

**GIT will be excluded from Inventory Value unless the Borrower obtains a marine/freight cargo policy with TD as loss payee.

*** “Slow-Moving Inventory” is defined as inventory where part of such inventory has not been sold, purchased or consumed in production for greater than 12 months.

In addition, the Credit Limit of Facility 1 (A) (B) is to be capped on a monthly basis at the lesser of: (a) During the Bulge Period only, USD$22,000,000 (or its CAD$ equivalent), and at all other times thereafter from January 1st, 2024 until the Maturity Date, USD$20,000,000 (or its CAD$ equivalent), and (b) the total as calculated under (ii) of the definition above based on the most recently provided monthly borrowing base certificate or compliance certificate from the prior period (the "Forward Margin").”

2 (A)                                     The Credit Limit for Facility 2 (A) is hereby deleted in its entirety and replaced with the following:

“USD$14,750,000 «or its CAD$ Equivalent», as reduced pursuant to the section headed "Repayment and Reduction of Amount of Credit Facility", and as further reduced pursuant to the application of the proceeds of the Fifth Amendment Equity Injection (as defined herein) in accordance with the terms of this Agreement.”

INTEREST RATES

AND FEES

The first sentence and the table/chart presented under this section of the Loan Agreement is hereby amended to the extent necessary to read as follows:

1(A)(B)

2(A)                  “Advances under the Facilities shall bear interest and shall be subject to fees as follows with "Leverages" based on the Total Leverage Ratio (as hereinafter defined)  and reset with quarterly results as set forth in the Table below

                           (the “TLR Table”).

Total Leverage Ratio	CAD Prime plus	USBR Plus	BA/Term SOFR Plus CSA** Plus	LC/LG Fee	Standby Fee
<2.50x	1.375%	1.000%	2.875%	2.875%	0.575%
>2.50x <3.00x	1.725%	1.250%	3.125%	3.125%	0.625%
>3.00x	1.875%	1.500%	3.375%	3.375%	0.675%

Modification Pricing	2.875%	2.500%	4.375%	4.375%	0.725%

Default Pricing	4.125%	3.750%	5.623%	5.623%	1.225%

** ”CSA” or “Credit Spread Adjustment” or “Term SOFR Adjustment” means, for any calculation with respect to a Term SOFR Loan, a percentage per annum as set forth below for the applicable Interest Period therefor:

Interest Period	Adjustment
One (1) Month	10.0 bps or such other amount written notice of which is given by the Bank to the Borrowers
Three (3) Months	15.0 bps or such other amount written notice of which is given by the Bank to the Borrowers
Six (6) Months	25.0 bps or such other amount written notice of which is given by the Bank to the Borrowers

For clarity, the CSA is a permanent adjustment that applies at all times to Term SOFR Loans made before, during and after the Modification Period.

At all times (other than during the Modification Period) the applicable row or tier based upon the Total Leverage Ratio in the TLR Table shall apply and be used to determine such interest and fees.

At all times during the Modification Period, the row or tier named “Modification Pricing” in the TLR Table shall apply and be used to determine such interest and fees.

“Modification Period” means the period commencing on the Fifth Amendment Effective Date and ending on the later of (i) December 31, 2023, and (ii) the date upon which the Renin Group demonstrates compliance with a Total Leverage Ratio of <3.00x and a FCCR of >1.10x, each on a trailing twelve month Consolidated Adjusted EBITDA basis, as evidenced and demonstrated by an accompanying completed and executed compliance certificate delivered by the Borrowers to the Bank, and which certificate is confirmed in writing to be satisfactory by the Bank.”

AMENDMENT

FEE

A one-time non-refundable fee of USD$65,000 shall be paid the Bank upon execution of this Fifth Amendment (the “Fifth Amendment Fee”).

FIFTH AMENDMENT

EQUITY

INJECTION         A new section called “FIFTH AMENDMENT EQUITY INJECTION” shall be added to the Loan Agreement with the following terms:

“The Borrowers and Holdings shall cause BBX Capital, Inc. (“BBX”) to make a further equity injection into the Borrowers or Holdings in an aggregate amount of not less than USD $8,000,000 (the “Fifth Amendment Equity Injection”). The Fifth Amendment Equity Injection may be made by way of (i) one or more subscriptions by BBX Capital, Inc. for additional equity interests of the Borrowers or Holdings provided such equity interests are added to and pledged to the Bank under the BBX Pledge Agreement, or (ii) one or more additional postponed and subordinated unsecured shareholder loans made by BBX Capital, Inc. to the Borrowers or Holdings (collectively, the “Fifth Amendment Subordinated Shareholder Loans”) provided that (x) each such loan is made on terms satisfactory to and approved by the Bank in its sole discretion including that each such loan has no scheduled principal payments, permits only payment in kind interest (“PIK Interest”) unless expressly allowed under the Negative Covenant relating to Distributions set out below or the Bank agrees otherwise, and has a maturity date no earlier than six (6) months after the Maturity Date of the Credit Facilities under the Original Agreement, (y) each such loan is only advanced pursuant to the terms of an Approved Fifth Amendment Promissory Note (as hereinafter defined), and (z) BBX Capital executes and delivers to the Bank an amended and restated subordination, assignment and postponement agreement in favour of the Bank in respect of all present and future Fifth Amendment Subordinated Shareholder Loans, all present and future Subordinated Shareholder Loans (as defined in the Loan Agreement), and all other present and future shareholder loans or equity injections, all in form and on terms satisfactory to and approved by the Bank, providing for an indefinite enforcement standstill, payment standstill, full subordination and such other terms as the Bank may require in its sole discretion (the “A+R BBX Subordination Agreement”). Upon its execution and delivery, the A+R BBX Subordination Agreement shall form part of the Bank Security (as defined in the Loan Agreement) and the “Security” Section shall be deemed to have been amended accordingly.

The proceeds of the Fifth Amendment Equity Injection shall be applied by the Borrowers and Holdings as follows:

(a) a minimum USD $1,500,000 portion of the Fifth Amendment Equity Injection (in this Section, “Tranche 1”) shall be applied on account of the outstanding principal balance of Facility 2 as a permanent reduction of such term loan and the Credit Limit of Facility 2; and

(b) a USD $6,500,000 portion of the Fifth Amendment Equity Injection (in this Section, “Tranche 2”) shall be injected into the Borrowers for their working capital purposes, restructuring costs, and capital expenditures; provided that the aggregate amount of Tranche 2 may be reduced by the aggregate amount that the actual amount injected by BBX as Tranche 1 exceeds the required minimum payment of $1,500,000.

The full amount of Tranche 1 shall be injected on or before the closing of the Fifth Amendment, and applied as a partial repayment of the outstanding principal amount of Facility 2 as a permanent reduction of such term loan and the Credit Limit of Facility 2. The full amount of Tranche 2 will be injected on or before the closing of the Fifth Amendment.

For clarity, the Fifth Amendment Equity Injection shall be an amount in addition to the USD$5,000,000 Equity Injection under the Original Agreement, the USD$10,000,000 Second Amendment Equity Injection, the Supplier Settlement Equity Injection provided under the Second Amendment, and the USD$13,500,000 Third Amendment Equity Injection provided under the Third Amendment.

For further clarity, the Fifth Amendment Equity Injection shall not include any amounts previously injected by BBX on or before November 30, 2022 as per the updated financial results provided to the Bank on December 12, 2022, but it will include all amounts injected by BBX during the month of December 2022.”

REPAYMENT         The following paragraph shall be added to the Repayment Section after the addition made to such Section in the Third Amendment:

“In addition to the Scheduled Repayments under Facility 2, the Borrowers shall pay to the Bank forthwith, following their receipt from BBX, the aggregate amount of Tranche 1, and such amount shall be applied on account of the outstanding principal balance of Facility 2, as a permanent reduction of such term loan and the Credit Limit of Facility 2. Such application shall be made firstly to reduce the final bullet payment due on the Maturity Date of Facility 2 and then to the remaining Scheduled Repayments in inverse order of their maturity.

For greater clarity, the Borrowers shall continue to be required to make all other Scheduled Repayments due under Facility 2 on their respective due dates and in their respective amounts set out in this Agreement notwithstanding the repayment of Tranche 1.”

The paragraph added to the Repayment Section in the Second Amendment relating to the Bulge Period shall be deleted in its entirety and replaced with the following to reflect the change in the end of the Bulge Period:

“In addition to its repayment obligations under the Loan Agreement, the Borrower shall pay to the Bank on the last business day of the Bulge Period the amount required to bring the outstanding drawdowns under Facility 1 into compliance with the reduced Credit Limit applicable to Facility 1 as of January 1, 2024.”

DISBURSEMENT

CONDITIONS         Unless otherwise indicated or agreed upon with the Bank, the obligation of the Bank to permit any drawdown under the Loan Agreement as amended by this Fifth Amendment shall only become effective upon the later to occur of (x) the Fifth Amendment Effective Date, and (y) the date upon which the Standard Disbursement Conditions contained in Schedule "A" to the Loan Agreement and the following additional Disbursement Conditions have been satisfied in the sole discretion of the Bank:

a)

Execution and delivery of this Fifth Amendment by the Borrowers and Holdings, and execution and delivery of an acknowledgment by BBX at the end of this Fifth Amendment, where such acknowledgment includes an express covenant from BBX to (i) make and complete the Fifth Amendment Equity Injection on the terms set out herein, and to deliver such other documents relating thereto as are contemplated hereunder, and (ii) to fund all capital expenditures of the Borrowers during 2023 (excluding capital expenditures related to the transfer of operations from Borrower's Montreal, QC facility and its third party logistics facility to its other facilities that were previously forecasted to be paid in 2022 and for which the timing of such disbursements shifted to 2023) which exceed $750,000, either individually or in the aggregate;

b)

Receipt of written confirmation satisfactory to the Bank that the full amount of Tranche 1 and the full amount of Tranche 2 of the Fifth Amendment Equity Injection has been funded and completed as contemplated in this Fifth Amendment, all in form and content satisfactory to the Bank;

c)

Execution and delivery of the A+R BBX Subordination Agreement and/or an amendment to the BBX Pledge to address any additional equity interests that may arise by virtue of the Fifth Amendment Equity Injection;

d)

Receipt of revised financial projections for the remainder of the fiscal year ending December 31, 2023 reflecting the Fifth Amendment Equity Injection and accompanying calculation of all Financial Covenants on a pro forma basis, each in form and content satisfactory to the Bank (collectively, the “Revised 2023 Financial Projections”);

e)

Receipt of a compliance certificate reflecting the calculation of all Financial Covenants on a pro forma basis, and confirming compliance with all other representations, warranties and covenants, all in form and content satisfactory to the Bank;

f)	Receipt of an officer’s certificate of the Borrowers confirming that no material adverse change shall have occurred, and no default or Event of Default shall have occurred;
g)

Payment of the one-time Fifth Amendment Fee to the Bank and the legal fees, disbursements and applicable taxes of the Bank’s legal counsel in connection with the preparation and closing of this Fifth Amendment;

h)	All security documentation shall have been updated or refreshed as may be required to contemplate the terms proposed in this Fifth Amendment (including the transition from US LIBOR to Term SOFR); and
i)	All such other conditions as the Bank may reasonably request have been fulfilled or satisfied.

In addition, the Borrowers and Holdings undertake to deliver to the Bank, within 45 days of the date hereof, updated officer's certificates and resolutions of the directors, shareholders and/or members of the Borrowers, Holdings and BBX, as applicable, ratifying the execution and delivery of this Fifth Amendment, the acknowledgment of BBX to this Fifth Amendment and the A+R BBX Subordination Agreement, all in form reasonably satisfactory to the Bank, and supported by opinions of the respective counsel to the Borrowers, Holdings and BBX. Such officer’s certificates, resolutions and opinions shall be in substantially the same form as were delivered to the Bank by the Borrowers, Holdings and BBX on the original closing of the Original Agreement and the Third Amendment.

REPORTING

COVENANTS

Reporting Covenants shall be amended to add the following as an additional Reporting Covenant 11):

“11)          Variance report for the Borrowers in form satisfactory to the Bank, updated monthly, including analysis and commentary explaining all variances between the financial reporting results and the forecasted financial results as set for in the forecast provided to the Bank on January 23, 2023, with such variance report to be provided within 25 days of each month end commencing January 25, 2023 contemporaneously with the rolling 13-week cash flow forecast for the Borrowers being delivered under Reporting Covenant paragraph 10) above and the other monthly reporting items to be delivered by the Borrowers to the Bank.”

Subject to the satisfaction of, and the Borrowers’ compliance with, the terms and conditions of the Fifth Amendment, the Bank confirms that the reported breach of the Borrowers’ failure to provide monthly management consolidated financial statements for Holdings, together with revised pro-forma projections, and a monthly compliance certificate for the month of February 2022 when due pursuant to the terms of the Credit Agreement (all as set forth in the reservation of rights letter dated April 14, 2022 issued by the Bank to the Borrowers) has been waived.

NEGATIVE

COVENANTS

Section 1) of the Negative Covenants is hereby deleted in its entirety and replaced with the following:

1)

“Make any Distributions* during the Modification Period (as defined herein). Any interest accruing in respect of any portion of the Third Amendment Equity Injection made by way of Subordinated Shareholder Loans shall be in the form of PIK Interest only, and no cash payment of such interest may be made. Any interest accruing in respect of any portion of the Fifth Amendment Equity Injection made by way of Fifth Amendment Subordinated Shareholder Loans shall be in the form of PIK Interest only, and no cash payment of such interest may be made.

Notwithstanding the above prohibition on Distributions during the Modification Period, the Bank will permit a one-time cash Distribution not exceeding USD $3,500,000 by Holdings to BBX so as to facilitate a restructuring of Tranche 2 of the Third Amendment Equity Injection from cash equity to Subordinated Shareholder Loans (the “Restructuring Distribution”) provided that (i) there is an immediate re-injection by BBX into the Borrowers or Holdings of an amount equal to the Restructuring Distribution by way of Subordinated Shareholder Loans (the “Re-Injection”), (ii) no further default or Event of Default has occurred and is continuing immediately prior to the Restructuring Distribution, and no default or Event of Default will occur at the time immediately following the Restructuring Distribution as a result of the payment of such Restructuring Distribution, (iii) the Borrowers and Holdings advise the Bank in writing when such Restructuring Distribution will occur and provide satisfactory written evidence to the Bank of the making of the Restructuring Distribution and the Re-Injection, and (iv) the original BBX Subordination Agreement (as defined in the Third Amendment) has been delivered to the Bank in respect of the Re-Injection. Provided that the Restructuring Distribution is completed in conjunction with the Re-Injection in accordance with the terms of the Third Amendment, the Restructuring Distribution shall be excluded from Distributions included in the FCCR.

Following the completion of the Modification Period, Distributions are permitted provided: (i) no default or Event of Default has occurred and is continuing immediately prior to the Distribution, and no default or Event of Default will occur at the time immediately following the Distribution as a result of the payment of such Distribution; and (ii) the Total Leverage Ratio remains <2.75x immediately prior to the Distribution and at the time immediately following the Distribution, calculated based upon the Renin Group and tested quarterly on a rolling four quarter basis based on historical trailing twelve month Consolidated Adjusted EBITDA in all testing periods. For greater clarity, following the completion of the Modification Period and the continued satisfaction of the two provisos above, (x) cash payments in respect of any interest accruing and payable in respect of any portion of the Third Amendment Equity Injection made by way of Subordinated Shareholder Loans at an interest rate not exceeding 10% per annum shall be permitted but any such interest accruing and payable at an interest rate in excess of 10% shall strictly be in the form of PIK Interest only, (y) no prepayments of principal or interest (in excess of such 10%) on account of the Subordinated Shareholder Loans may be made prior to its maturity or due date, and (z) no payments of fees and expense reimbursements or any other amount on account of the Subordinated Shareholder Loans may be made without the prior written approval of the Bank. For greater clarity, following the completion of the Modification Period and the continued satisfaction of the two provisos above, (aa) cash payments in respect of any interest accruing and payable in respect of any portion of the Fifth Amendment Equity Injection made by way of Fifth Amendment Subordinated Shareholder Loans at an interest rate not exceeding 10% per annum shall be permitted but any such interest accruing and payable at an interest rate in excess of 10% shall strictly be in the form of PIK Interest only, (bb) no prepayments of principal or interest (in excess of such 10%) on account of the Fifth Amendment Subordinated Shareholder Loans may be made prior to its maturity or due date, and (cc) no payments of fees and expense reimbursements or any other amount on account of the Fifth Amendment Subordinated Shareholder Loans may be made without the prior written approval of the Bank.

* “Distributions” are defined as dividends, share redemptions, any and all repayments or prepayments on account of or in respect of any Subordinated Shareholder Loans (including, principal, interest, fees, and expense reimbursements), any Fifth Amendment Subordinated Shareholder Loans (including, principal, interest, fees, and expense reimbursements), any other shareholder or related party loans, and advances to shareholders or related parties.”

“Negative Covenants” are further amended by adding the following negative covenant as a new item 10):

“10) Enter into, execute or deliver any loan agreement, credit agreement, promissory note or other debt instrument in respect of any Fifth Amendment Subordinated Shareholder Loan without the prior written consent of the Bank and the Bank’s written approval of its terms and provisions (an “Approved Fifth Amendment Promissory Note”), which terms must limit scheduled payments as contemplated by the Fifth Amendment, limit cash interest and PIK interest as described herein and provide for a maturity date no earlier than six months following the Maturity Date of the Loan Agreement. The Borrowers and the Guarantor shall not amend, restate, modify, supplement, renew or replace the terms of any Approved Fifth Amendment Promissory Note without the prior written consent of the Bank.”

POSITIVE

COVENANTS

The following shall be added as new Sections 7), 8) and 9) to the Positive Covenants:

“7)         Cause BBX to make the Fifth Amendment Equity Injection to the Borrowers and Holdings, provide the Bank with written confirmation (all in form satisfactory to the Bank) of the Fifth Amendment Equity Injection, remit the proceeds of Tranche 1 of the Fifth Amendment Equity Injection to the Bank forthwith following its receipt in accordance with the terms of this Agreement and direct the Bank to apply such proceeds against the principal amount of Facility 2 in accordance with the terms hereof. The Borrowers shall apply the proceeds of Tranche 2 for their working capital purposes, restructuring costs, and capital expenditures only and for no other purposes.

8) Cause BBX to fund all capital expenditures of the Borrowers during 2023 (excluding capital expenditures related to the transfer of operations from Borrower's Montreal, QC facility and its third party logistics facility to its other facilities that were previously forecasted to be paid in 2022 and for which the timing of such disbursements shifted to 2023) which exceed $750,000, either individually or in the aggregate. The Borrowers shall not complete the purchase of any such capital expenditures above such $750,000 threshold until the funding from BBX has been received by the Borrowers to make or complete the purchase.

9) Forthwith deliver to the Bank’s financial advisor, KPMG, the Revised 2023 Financial Projections in form and substance satisfactory to KPMG for its review and confirmation, and forthwith deliver to KPMG such additional, supplementary or amended materials, reports, statements and forecasts as KPMG may request or require in connection with its review.

EVENTS OF

DEFAULT

Events of Default is hereby amended to add the following as additional Events of Default after item 3):

“4)         The Borrowers, Holdings and BBX fail to make all or any portion of the Fifth Amendment Equity Injection (including, without limitation, Tranche 1 and Tranche 2 thereof) in the amounts, on the dates and at the times required hereunder; and

5) The Borrowers, Holdings and BBX fail to remit and apply all or any portion of the Fifth Amendment Equity Injection (including, without limitation, Tranche 1 and Tranche 2 thereof) in the manner and amounts, dates and at the times required hereunder.

No cure period shall be applicable to such additional Events of Default. “

FINANCIAL

COVENANTS         Financial Covenant 1) in respect of the Total Leverage Ratio is hereby deleted in its entirety and replaced with the following:

1)	“Its maximum Total Funded Debt to Consolidated Adjusted EBITDA Ratio ("Total Leverage Ratio") of the Renin Group shall not exceed:
●	3.00x beginning on January 1, 2024 and all times thereafter until the Maturity Date.

The Total Leverage Ratio is to be calculated based upon the Renin Group and tested quarterly on a rolling four quarter basis based on historical trailing twelve month Consolidated Adjusted EBITDA in all testing periods beginning on January 1, 2024 and at all times thereafter.

.

Subject to the satisfaction of, and the Borrowers’ compliance with, the terms and conditions of the Fifth Amendment, the Bank confirms that compliance by the Borrowers with the Total Leverage Ratio for the fiscal quarters ending March 31, 2023, June 30, 2023, September 30, 2023, and, December 31, 2023, as required under the Loan Agreement has been waived.

“Total Funded Debt” is defined as all debts and liabilities for borrowed money including liabilities in respect of Prime Based Loans, B/As, USBR Loans, Term SOFR Loans, Letters of Credit, Letters of Guarantee, capital leases, and contingent guarantees. For greater clarity, any portion of the Third Amendment Equity Injection made by way of Subordinated Shareholder Loans shall be excluded from Total Funded Debt provided BBX has executed and delivered to the Bank the A+R BBX Subordination Agreement and it remains in full force and effect, and BBX maintains compliance with the terms thereof. For greater clarity, any portion of the Fifth Amendment Equity Injection made by way of Fifth Amendment Subordinated Shareholder Loans shall be excluded from Total Funded Debt provided BBX has executed and delivered to the Bank the A+R BBX Subordination Agreement and it remains in full force and effect, and BBX maintains compliance with the terms thereof.

“Consolidated Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation, amortization, plus/(minus) extraordinary losses/(gains), non-cash losses/(gains), plus the following:

a)	Unrealized cost synergies expected to be realized within 24 months from closing (to be reasonably identifiable and factually supportable) up to USD $2,800,000;
b)

One-time non-recurring and identifiable expenses in connection with the restructuring costs and severance costs due to the shift of certain operations from the Montreal, QC facility to the Tupelo, MS facility;

c)         One-time non-recurring and identifiable reasonable costs related to restructuring and cost savings initiatives as contemplated in the Borrowers’ updated forecasted financial results provided to the Bank on April 27, 2022, including costs related to the departure of the Chief Executive Officer of the Borrowers, Joseph Ruffo, in the first quarter of the Borrowers' 2022 fiscal year, in each case as may be acceptable to the Bank.

Note the aggregate of the extraordinary items in paragraphs (a), (b) and (c) is not to exceed 25% of Consolidated Adjusted EBITDA for such period, and the extraordinary items in paragraphs (a) and (c) shall only apply to the 2022 fiscal year.

For greater clarity, all Financial Covenant Relief Modifications as established under the Second Amendment shall have no further force or effect.

The Bank confirms that the waivers of compliance with the Total Leverage Ratio for the periods specified in the Third Amendment remain effective.”

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Financial Covenant 2) in respect of the minimum FCCR is hereby deleted in its entirety and replaced with the following:

“2) A minimum Fixed Charge Coverage Ratio (“FCCR”) of not less than 1.10x is to be maintained at all times by the Renin Group beginning January 1, 2024 and all times thereafter until the Maturity Date.

The FCCR shall be calculated based on the consolidated financial results of the Renin Group tested quarterly on a rolling four quarter basis based on historical trailing twelve month Consolidated Adjusted EBITDA in all testing periods.

FCCR is defined as:

(Consolidated Adjusted EBITDA - Cash Taxes - Unfinanced Capex – Distributions) / Scheduled Principal + Interest

Unless the Bank otherwise agrees, Unfinanced Capex shall be calculated as total capital expenditures net of long-term debt advanced in support of such expenditures and proceeds from the sale of fixed assets.

Subject to the satisfaction of, and the Borrowers’ compliance with, the terms and conditions of this Fifth Amendment, the Bank confirms that compliance by the Borrowers with the FCCR for the fiscal quarters ending March 31, 2023, June 30, 2023, September 30, 2023, and December 31, 2023, as required under the Loan Agreement has been waived.

Provided that the Restructuring Distribution is completed in conjunction with the Re-Injection in accordance with the terms of the Third Amendment, the Restructuring Distribution shall be excluded from Distributions included in the FCCR.

The Bank confirms that the waivers of compliance with the FCCR for the periods specified in the Third Amendment remain effective.”

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Financial Covenant 3) in respect of the Min. EBITDA Test is hereby deleted in its entirety and replaced with the following:

“3)          Beginning with the month ended January 31, 2023, its minimum Consolidated Adjusted EBITDA (the "Min. TTM EBITDA Covenant") shall be tested on a trailing twelve month basis (“TTM”) and calculated monthly based on the below schedule of TTM periods and tested on a monthly basis. The Min. TTM EBITDA Covenant shall be calculated based on a maximum variance of the greater of:

(i)          10%, or

(ii)         $1,000,000 for the Borrowers’ first quarter of their fiscal year ending in 2023, $750,000 for the Borrowers’ second quarter of such fiscal year and $500,000 for the Borrowers’ third quarter and fourth quarter of such fiscal year, to the Consolidated Adjusted EBITDA as provided under the updated forecasted financial results provide to the Bank on January 23, 2023.

On such basis of calculation and after factoring in such permitted variance or deviation, the Renin Group shall achieve a minimum Consolidated Adjusted EBITDA for each period set out below of not be less than the figure presented below for that period:

●	For the TTM period ending January 31, 2023: (USD$8,342,493)
●	For the TTM period ending February 28, 2023: (USD$7,730,854)
●	For the TTM period ending March 31, 2023: (USD$7,243,691)
●	For the TTM period ending April 30, 2023: (USD$6,130,556)
●	For the TTM period ending May 31, 2023: (USD$4,558,864)
●	For the TTM period ending June 30, 2023: (USD$1,875,364)
●	For the TTM period ending July 31, 2023: USD$1,035,337
●	For the TTM period ending August 31, 2023: USD$3,223,251
●	For the TTM period ending September 30, 2023: USD$4,974,615
●	For the TTM period ending October 31, 2023: USD$6,326,423
●	For the TTM period ending November 30, 2023: USD$8,341,040
●	For the TTM period ending December 31, 2023: USD$9,070,211

Subject to the satisfaction of, and the Borrowers’ compliance with, the terms and conditions of the Fifth Amendment, the Bank confirms that the reported breach of the Min. EBITDA Test (as defined in the Third Amendment) for each of the monthly periods ending May 31, 2022, June 30, 2022, July 31, 2022, August 31, 2022, September 30, 2022, October 30, 2022, November 30, 2022 and December 31, 2022 has been waived.

The Min. TTM EBITDA Covenant will remain applicable up to and including the fiscal quarter ending December 31, 2023. The Min. TTM EBITDA Covenant will no longer apply beginning January 1, 2024 provided all other financial covenants remain in compliance up to and including that date, and no other default or Event of Default shall occur prior to January 1, 2024. However, if such proviso is not achieved, the Min. TTM EBITDA Covenant shall remain in place at such levels as may be determined by TD and notified to the Borrowers without prejudice to TD’s rights in respect of any such non-compliance, default or Event of Default.

The Bank confirms that the waivers of compliance with the Min. EBITDA Test (as defined in the Third Amendment) for the periods specified in the Third Amendment remain effective.”

NOTICE

The address of the Bank for Notice under the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“In the case of the Lender, to:

The Toronto-Dominion Bank

TD Commercial Banking

Financial Restructuring Group

TD Bank Tower, 66 Wellington Street West, 12th Floor

Toronto, Ontario

M5K 1A2

Attention: Matt Lafortune, Director, Financial Restructuring Group

Email: Mathieu.lafortune@td.com

With a copy to:

Gowling WLG (Canada) LLP

1 Main Street West

Hamilton, Ontario

L8P 4Z5

Attention: Matthijs van Gaalen, Partner / Thomas Gertner, Partner

Email: Matthijs.vangaalen@gowlingwlg.com / Thomas.gertner@gowlingwlg.com”

For clarity, all remaining portions of the “Notice” Section, including the notices to be provided to the borrowers, and to be provided by the Bank to BBX, remain in full force and effect.

ACCURACY OF

INFORMATION

The Borrower hereby represents and warrants that all information that it has provided to the Bank is accurate and complete respecting, where applicable:

(i)	The names of the Borrower's directors and the names and addresses of the Borrower's beneficial owners;
(ii)	The names and addresses of the Borrower's trustees, known beneficiaries and/or settlors; and
(iii)	The Borrower's ownership, control and structure.

The Borrower will provide, or cause to be provided, such updated information and/or additional supporting information as the Bank may require from time to time with respect to any or all the matters in the Borrower's foregoing representation and warranty.

The Borrower confirms that there has been no change to any of the above information provided to the Bank since May 9, 2022.

By executing this Fifth Amendment, the Borrowers further confirm (i) all representations and warranties made under the Loan Agreement continue to be true as of the date of this Fifth Amendment, (ii) no default of Event of Default has occurred and is continuing as of the date of this Fifth Amendment (other than those defaults waived herein) and that there has been no material adverse change in the property, assets, financial condition, business or operations of the Borrowers since May 9, 2022, (iii) there have been no amendments to its articles and by-laws or any unanimous shareholders agreement since May 9, 2022 and (iv) the entry into, execution and delivery of this Fifth Amendment has been duly authorized by resolutions of its board of directors and shareholders, if applicable, and all other necessary corporate action.

By executing this Fifth Amendment, Holdings further confirms (i) all representations and warranties made under the Loan Agreement continue to be true as of the date of this Fifth Amendment, (ii) the only shares, stock, membership interests or other equity interests which Holdings holds in the Borrowers are Share Certificate No. C-2 representing 1 common share of Renin Canada dated October 23, 2013 and Unit Certificate No. 001 representing 100 membership interest units of Renin US dated June 11, 2004, which collectively constitute the “Current Shares” as defined in the share pledge agreement dated October 22, 2020 between Holdings, the Bank and the Borrowers, (iii) there have been no amendments to its articles and by-laws or any unanimous shareholders agreement since May 9, 2022 and (iv) the entry into, execution and delivery of this Fifth Amendment has been duly authorized by resolutions of its board of directors and shareholders, if applicable, and all other necessary corporate action.

RECONFIRMATION OF

SECURITY AND GUARANTEES

The Borrowers and all Guarantors acknowledge and confirm that all security and guarantees granted or continued under the Loan Agreement shall continue to support the repayment and performance of all present and future indebtedness and liability of the Borrowers and the grantor of the security or guarantee to the Bank under the Loan Agreement as amended by this Fifth Amendment. BBX acknowledges and confirms that the BBX Pledge Agreement remains in full force and effect, and that all references to “Obligations” and to “Pledgor’s Obligations” in the BBX Pledge Agreement include on a non-recourse basis all present and future indebtedness and liability of the Borrowers and BBX, as applicable, to the Bank under the Loan Agreement as amended by this Fifth Amendment. Each of the share pledge agreement executed by Renin Holdings LLC and the BBX Pledge Agreement shall be deemed to be amended to the extent necessary so as to extend to any membership interests, shares, units or other equity interests evidencing the Fifth Amendment Equity Injection and the Third Amendment Equity Injection and any other equity injections (in each case whether certificated or uncertificated) until such time as those amounts are repaid from permitted Distributions made in accordance with the Negative Covenants as amended under this Fifth Amendment. Any original share certificates issued to evidence the Fifth Amendment Equity Injection and any other equity injections shall, upon their issuance, be delivered to the Bank together with corresponding stock transfer powers of attorney executed by the applicable shareholder in blank for transfer.

WAIVERS                               All waivers granted herein by the Bank in respect of defaults in financial covenants or otherwise are provided on a one-time basis only for the fiscal quarters specified or other periods specified. Each waiver is effective only for the time period specified therein and for the specific purposes stated therein. Each such waiver shall not be, or be deemed to be, a consent to, or waiver of, any preceding or subsequent default or Event of Default or breach of any other covenant or provision of the Loan Agreement as amended by this Fifth Amendment or any of the other Loan Documents, nor shall it operate as a waiver of any right, power or remedy of the Bank under the Loan Agreement as amended by this Fifth Amendment or any of the other Loan Documents.

GENERAL

This Fifth Amendment shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. This Fifth Amendment may be executed in any number of counterparts, including by PDF counterparts and other electronic means, with each such PDF or electronic counterpart being equally effective as if executed by original wet ink signature. In the event of a conflict between the terms of this Fifth Amendment and the terms of the Loan Agreement, the terms of the Fifth Amendment shall prevail and govern.

Unless otherwise stated, the amendments outlined above in this Fifth Amendment are in addition to the Terms and Conditions of the existing Loan Agreement. All other terms and conditions of the Loan Agreement remain unchanged and in full force and effect.

We ask that the Borrowers sign and return the attached duplicate copy of this Fifth Amendment to the Bank on or before 5:00 p.m. (Toronto time) on January 31, 2023.

The later of (i) the date of signature and delivery by the Borrowers, Holdings and BBX of this Fifth Amendment, and (ii) the date upon which the Disbursement Conditions hereunder are either met or waived by the Bank, shall be the date under which the amendments contained herein will come into force (the “Fifth Amendment Effective Date”). The Loan Agreement shall be deemed to be amended to include the defined terms “Fifth Amendment”, “Fifth Amendment Effective Date”, “Modification Period” and other defined terms created or amended herein.

[Remainder of Page Intentionally Left Blank.]

Yours truly,

THE TORONTO-DOMINION BANK

/s/ Matt Lafortune Matt Lafortune Director, Financial Restructuring Group	/s/ Michael Vos Michael Vos Vice President, Financial Restructuring Group

TO THE TORONTO-DOMINION BANK:

RENIN CANADA CORP. hereby accepts the foregoing offer as of the 31st day of January, 2023. The Borrower confirms that, except as may be set out above, the Credit Facilities detailed herein shall not be used by or on behalf of any third party.

/s/ Philip Orsino Signature	/s/ Elizabeth Skinner Signature

Philip Orsino, CEO Print Name & Position	Elizabeth Skinner, CFO Print Name & Position

TO THE TORONTO-DOMINION BANK:

RENIN US LLC hereby accepts the foregoing offer as of the 31st day of January, 2023. The Borrower confirms that, except as may be set out above, the Credit Facilities detailed herein shall not be used by or on behalf of any third party.

/s/ Philip Orsino Signature	/s/ Elizabeth Skinner Signature

Philip Orsino, CEO Print Name & Position	Elizabeth Skinner, CFO Print Name & Position

cc. Guarantor(s)

The Bank is providing the guarantor(s) with a copy of this Fifth Amendment as a courtesy only. The delivery of a copy of this Fifth Amendment does not create any further obligation of the Bank to provide the guarantor(s) with notice of any changes to the Credit Facilities, including without limitation, changes to the terms and conditions, increases or decreases in the amount of the Credit Facilities, the establishment of new Credit Facilities or otherwise. The Bank may, or may not, at its option, provide the guarantor(s) with such information, provided that the Bank will provide such information upon the written request of the guarantor.

Receipt acknowledged as of the 31st day of January, 2023

RENIN HOLDINGS LLC

/s/ Philip Orsino Signature

Philip Orsino, CEO Print Name & Position

The undersigned joins in this Fifth Amendment (i) to acknowledge, confirm and agree that the BBX Pledge Agreement shall be amended as set forth in the Reaffirmation of Security and Guarantees Section of the Fifth Amendment and remains in full force and effect, (ii) to acknowledge, confirm and agree that BBX will make the Fifth Amendment Equity Injection (as defined in the Fifth Amendment) into the Borrowers or Holdings in compliance with the terms of the “Fifth Amendment Equity Injection” Section and other provisions of this Fifth Amendment, (iii) to acknowledge, confirm and agree that it will deliver the A+R BBX Subordination Agreement to the Bank and other documents as contemplated hereunder, (iv) to acknowledge, confirm and agree that BBX will fund all capital expenditures of the Borrowers during 2023 (excluding capital expenditures related to the transfer of operations from Borrower's Montreal, QC facility and its third party logistics facility to its other facilities that were previously forecasted to be paid in 2022 and for which the timing of such disbursements shifted to 2023) which exceed $750,000, either individually or in the aggregate, and that the Borrowers shall not complete the purchase of any such capital expenditures (excluding such amounts described above) above such $750,000 threshold until the funding from BBX has been received to make or complete the purchase, (v) to acknowledge, confirm and agree that the failure to make the Fifth Amendment Equity Injection on the terms set out in this Fifth Amendment shall result in an Event of Default, (vi) to acknowledge, confirm and agree that it will not enter into, execute or deliver any loan agreement, credit agreement, promissory note or other debt instrument in respect of any Fifth Amendment Subordinated Shareholder Loan unless it is an Approved Fifth Amendment Promissory Note, and it will not amend, restate, modify, supplement, replace or renew any Approved Fifth Amendment Promissory Note without the prior written consent of the Bank, (vii) to acknowledge, confirm and agree that it will not accept payment from the Borrowers or Holdings of any Distribution not permitted by the terms of the Loan Agreement as amended by the Fifth Amendment, and (viii) to acknowledge and confirm that the only shares, stock, membership interests or other equity interests which BBX holds in Renin Holdings LLC are 1000 uncertificated membership interest units of Renin Holdings LLC, which collectively constitute the “Current Shares” as defined in the pledge agreement dated October 22, 2020 between BBX, Renin Holdings LLC and the Bank.

In providing the acknowledgments, confirmations and agreements referred to above, BBX agrees that it fully and unconditionally waives any and all guarantor defences that might be applicable to or claimed by BBX in any action taken by the Bank against BBX to enforce the acknowledgments, confirmations and agreements referred to above, or any other covenant, agreement or security.

Effective as of the 31st day of January, 2023.

BBX CAPITAL, INC.

/s/ Brett Sheppard Signature

Brett Sheppard, Chief Financial Officer Print Name & Position

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